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                                                                   EXHIBIT 10.56

                            STOCK PURCHASE AGREEMENT

         This Stock Purchase Agreement (the "Agreement") is entered into by and between Mobility Electronics, Inc., a Delaware corporation (the "Corporation"), and ________________ ("Executive"), as of March 2, 2001.

                                     RECITAL

         To provide incentive for Executive to serve as the _________________ [Title] of the Corporation, the Corporation desires to issue to Executive, and Executive desires to purchase from the Corporation, 68,966 shares of the common stock, par value $0.01 per share (the "Common Stock"), of the Corporation on the terms and conditions set forth in this Agreement.

         1. Issuance of Shares. The Corporation hereby issues to Executive in exchange for the Purchase Price, 68,966 shares of Common Stock (the "Shares"). The purchase price of the Shares is $2.90 per Share, for a total purchase price of $199,311 (the "Purchase Price"). The Purchase Price shall be paid simultaneously with the execution of this Agreement by the parties hereto. Executive shall pay the Purchase Price by delivering to the Corporation (i) $__________ [par value of the Shares] in cash; and (ii) a promissory note in the original principal amount of $_______________, and in the form attached hereto as Exhibit A and incorporated by reference herein (the "Note"). The Note shall be secured by a security interest in the Shares pursuant to a Pledge and Security Agreement in the form attached hereto as Exhibit B and incorporated by reference herein [Add for Mollo's: and a Guaranty in the form attached hereto as Exhibit C].

         2. Delivery of Certificates. Promptly after the execution of this Agreement, the Corporation shall deliver to Executive certificates evidencing the Shares. The Shares for all purposes shall be considered issued on the date of this Agreement.

         3. Investment Matters. Executive acknowledges and agrees that: (i) Executive is an executive officer of the Corporation, and in such capacity Executive has knowledge of all material information concerning the Corporation;
(ii) Executive is purchasing the Shares for his own account, for investment purposes and not for resale or with a view to any distribution; (iii) the Shares are "restricted securities" as they have not been registered under the Securities Act of 1933, as amended (the "Act"), and they may not be resold or transferred without compliance with the registration or qualification provisions of the Act and other applicable federal and state securities laws or an opinion of counsel acceptable to the Corporation that an exemption from such registration and qualification requirements is available; and (iv) he understands and fully appreciates the merits and risks of an investment in the Shares and is capable of sustaining a total loss on this investment.

         4. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed to be delivered when delivered in person, or when deposited in the United States mail, postage prepaid, registered or certified mail, return receipt requested, addressed as follows:



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         If to Executive:           [Name and Address]


         If to the Corporation:     Mobility Electronics, Inc.
                                    7955 East Redfield Road
                                    Scottsdale, Arizona  85260
                                    Attn:  Chief Executive Officer [CFO for
                                    Mollo's]


         5. Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and statements, written or oral, with respect thereto.

         6. Severability. In the event that one or more of the provisions of this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalid, illegal or unenforceable provision shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

         7. Further Assurances. Executive and the Corporation agree to take all actions reasonably necessary to effectuate the intents and purposes of this Agreement.

         8. Delaware Law to Apply. This Agreement shall be construed under and in accordance with the laws of the State of Delaware, and all obligations of the parties created hereunder are performable in Maricopa County, Arizona.

         9. Headings. The headings used in this Agreement are used for administrative purposes only and do not constitute substantive matter to be considered in construing the terms of this Agreement.

         10. Parties Bound. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and to the extent permitted by this Agreement, their successors and assigns.

         11. Amendment. This Agreement may be amended or modified only by a writing executed by the parties.

         12. Waiver. No term or condition of this Agreement shall be deemed to have been waived by a party, nor shall there be any estoppel against the enforcement by a party of any provisions of this Agreement, except by written instrument executed by the other party. No such written waiver by a party shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific terms or conditions waived and shall not constitute a waiver of such terms or conditions for the future or as to any act other than that specifically waived.



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         13. Counterparts. This Agreement may be executed in multiple counterparts all of which shall constitute one agreement and each of which shall constitute an original of this Agreement.

         Dated as of the date first written above.

                                            MOBILITY ELECTRONICS, INC.


                                            By:
                                                --------------------------------
                                            Its:
                                                 -------------------------------




                                             -----------------------------------
                                                [Name of Executive]



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